Exhibit 99.1
VIPER ENERGY, INC., A SUBSIDIARY OF DIAMONDBACK ENERGY, INC., ANNOUNCES ACQUISITION

MIDLAND, Texas, September 11, 2024 (GLOBE NEWSWIRE) -- Viper Energy, Inc. (NASDAQ:VNOM) (“Viper” or the “Company”), a subsidiary of Diamondback Energy, Inc. (NASDAQ:FANG) (“Diamondback”), today announced it and its operating subsidiary Viper Energy Partners LLC (“OpCo”) have entered into a definitive purchase and sale agreement to acquire certain mineral and royalty interest- owning subsidiaries of Tumbleweed Royalty IV, LLC in exchange for $461.0 million of cash and approximately 10.1 million OpCo units, subject to customary adjustments. The cash portion of this transaction is expected to be funded through a combination of cash on hand, borrowings under the Company’s credit facility, and proceeds from one or more capital markets transactions, subject to market conditions and other factors. The issuance of OpCo units will be accompanied by the grant of an option to purchase an equal number of shares of Class B common stock of the Company. The purchase agreement also includes a potential additional payment in Q1 2026 of contingent cash consideration of up to $41.0 million, based on the average 2025 West Texas Intermediate (“WTI”) price. This transaction is expected to close in early Q4 2024, subject to customary closing conditions.

The Company also announced today that it previously closed two related acquisitions. On September 3, 2024, OpCo completed the acquisition of certain mineral and royalty interest-owning entities from Tumbleweed-Q Royalty Partners, LLC and MC Tumbleweed Royalty, LLC for a combined $189.0 million of cash consideration, plus potential additional payments in Q1 2026 of contingent cash consideration of up to an aggregate of $9.0 million, based on the average 2025 WTI price. These transactions were funded with a combination of cash on hand and borrowings under the Company’s credit facility.

COMBINED ACQUISITION HIGHLIGHTS
•Approximately 3,727 net royalty acres ("NRAs") in the Permian Basin
•Highly undeveloped asset with a focus in the core of the Midland Basin
•High confidence visibility to near-term production growth results in meaningful accretion to all relevant financial metrics; accretion expected to grow in subsequent years due to the highly undeveloped nature of the asset
•Current production of approximately 2,500 Bo/d (4,000 Boe/d); expected to increase to approximately 4,500 Bo/d for full year 2025 based on only current producing wells ("PDP"), drilled but uncompleted wells ("DUCs"), permits, and Diamondback's expected development plan
•Viper currently expects Diamondback to complete roughly 120-140 gross locations beyond existing DUCs and permits on the acquired properties through year-end 2026 with an estimated average ~3.0% net revenue interest ("NRI") (3.5 - 4.0 net 100% royalty interest wells); expected to drive an increase in Diamondback-operated production from an average of approximately 1,000 Bo/d in 2025 to approximately 3,000 Bo/d in 2026
•Increases expected pro forma 2025 per share return of capital to Class A shareholders by an estimated 4-5%, assuming the Company funds a portion of the remaining cash consideration of the transaction through the successful issuance of approximately 8.0 million Class A shares of Viper's common stock

ASSET DETAILS
•Approximately 3,237 NRAs in the Midland Basin and 490 NRAs in the Delaware Basin with an average 1.0% NRI
•Combined 16 gross (0.3 net) rigs currently operating on acreage position, led by ExxonMobil (8) and Diamondback (3)
•Midland Basin:
◦Approximately 75% of acreage operated by Diamondback (~950 NRAs) and ExxonMobil (~1,410 NRAs)
◦>70% of acreage in Midland and Martin counties
◦Largely undeveloped acreage that provides an average ~1.4% NRI across an estimated 96 completely undeveloped horizontal units normalized to 1,280 gross acres; represents ~1,640 NRAs and an expected ~23.7 net locations
◦5.7 net DUCs and permits; expected to be turned to production over the next 12-15 months
•Delaware Basin:
◦Approximately 80% of acreage in Lea and Eddy counties
◦Largest exposure to ConocoPhillips and Mewbourne as primary operators; other notable operators include Devon, Coterra, Chevron, and EOG
◦0.8 net DUCs and permits; expected to be turned to production over the next 12-15 months

PRO FORMA VIPER HIGHLIGHTS
•Preliminary average daily production guidance for Q4 2024 of 29,000 to 30,000 Bo/d (51,500 to 53,000 Boe/d)
•Preliminary full year 2025 average daily production guidance of 30,000 to 33,000 Bo/d (53,000 to 58,000 Boe/d), the midpoint of which is approximately 18% higher than standalone Viper’s expected Q3 2024 average daily oil production
•Approximately 35,500 NRAs in the Permian Basin
•61 active rigs currently operating on combined acreage position in the Permian Basin, with an average 1.8% NRI expected in those wells

“The set of acquisitions announced today is a continuation of Viper’s strategy to consolidate high quality mineral and royalty assets that not only provide meaningful and immediate financial accretion, but also provide significant undeveloped inventory that supports our long-term production profile. With roughly 50% of the total Midland Basin acreage representing concentrated interests in potential long-lateral units that currently have zero existing producing wells or permits, we expect these assets to deliver significant production growth over the coming years,” stated Travis Stice, Chief Executive Officer of Viper.

Mr. Stice continued, “Viper was able to uniquely execute on this differentiated acquisition opportunity given its overall size and scale, but also due to the visibility we have into Diamondback’s expected multi-year development plan. With this visibility, we expect Diamondback-operated production to increase from an average of roughly 1,000 Bo/d in 2025 to approximately 3,000 Bo/d in 2026. This production growth, along with the remaining core inventory primarily operated by ExxonMobil, provide a high level of confidence to the implied valuation metrics and expected accretion beyond just the next twelve months of visibility typically associated with non-operated mineral and royalty interests.”

Grant Wright, President of Tumbleweed Royalty, stated, “The Tumbleweed team has built an impressive mineral and royalty position over the last four years with the support of our dedicated team and long-term partners. The assets are a natural fit for Viper, and we look forward to closing the transaction.”

Advisors

Intrepid Partners, LLC is serving as financial advisor to Viper. Akin Gump Strauss Hauer & Feld LLP and Wachtell, Lipton, Rosen & Katz are serving as its legal advisors.

Vinson & Elkins LLP and Kirkland & Ellis LLP are serving as the sellers' legal advisors.

About Viper Energy, Inc.

Viper is a corporation formed by Diamondback to own, acquire and exploit oil and natural gas properties in North America, with a focus on owning and acquiring mineral and royalty interests in oil-weighted basins, primarily the Permian Basin. For more information, please visit www.viperenergy.com.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves primarily in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than historical facts, that address activities that Viper assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward- looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events, including specifically the statements regarding the pending acquisition and any potential capital markets transactions and other funding sources for the pending acquisition. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of Viper. Information concerning these risks and other factors can be found in Viper’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov. Viper undertakes no obligation to update or revise any forward-looking statement.

Investor Contacts:
Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com

Austen Gilfillian
+1 432.221.7420
agilfillian@diamondbackenergy.com

Source: Viper Energy, Inc.; Diamondback Energy, Inc.